Exhibit (c)(vii)

Project Neon Board Materials April 2024

Table of Contents 1. Transaction Overview 2. Overview of Company Performance and Management Plan 3. Perspectives on Valuation    Appendices

Transaction Overview

Transaction Background All currencies stated in USD ($) throughout materials ï,— Aqua is proposing to acquire 100% of the outstanding shares of Neon (the “Company”), a Canadian corporation listed on both the NASDAQ and TSX, for $34.00 per share in cash – implying a premium of 56% to Neon’s unaffected stock price as of March 15, 2024 and an enterprise value of $6.3 billion ï,— Phil Fayer, CDPQ and Novacap, who own Multiple Voting Shares (together, the “MVS Shareholders”) in the Company, are rolling a majority of their respective ownership positions in the transaction ï,¡ The MVS Shareholders own 55% economic interest and 92% voting rights on a non-diluted basisï,— Transaction is expected to be financed with a mix of equity funds from Aqua and $2.6 billion of total debtï,— Announcement expected on April 1, 2024 ï,— Aqua had preliminary discussions with Neon in the Summer of 2023 and provided an initial non-binding indication of interest on November 22, 2023 ï,— Following receipt of Aqua’s initial non-binding indication of interest, Neon formed a Special Committee to oversee a formal valuation, and, in parallel, launched a process that included four other parties ï,¡ One of those parties submitted three indications of interest during the process, however, Aqua has continued to move in-line with the Company’s expected transaction timeline at a higher proposed per share price ï,¡ Of the four other parties, three have communicated that they are not interested in a transaction with Neon ï,— Neon has retained Barclays as Financial Advisor to the Company and to provide a Fairness Opinion to its Board ï,— The Special Committee has retained TD Securities as its Financial Advisor, to provide a formal independent valuation under MI 61-101, and to provide a Fairness Opinion 2

Review of Other Strategic / Sponsor Outreach ï,— Private Equity Party B ï,— Contacted by Barclays on 12/19/23ï,— Signed NDA on 12/26/23ï,— Management Presentation on 1/3/24 ï,— Submitted IOIs at $32.50 on 1/10/24, $33.00 on 2/5/24 and $33.25 on 2/19/24ï,— Denoted longer timeline to sign given incremental diligence requests ï,— Private Equity Party C ï,— Contacted by Barclays on 12/19/23 ï,— Signed NDA on 12/29/23ï,— Management Presentation on 1/4/24 ï,— Decided to pass on the opportunity on 1/9/24 ï,— Private Equity Party D ï,— Contacted by Barclays on 12/19/23ï,— Signed NDA on 1/2/24ï,— Management Presentation on 1/5/24 ï,— Decided to pass on the opportunity on 1/9/24 ï,— Strategic Party E ï,— Contacted by Barclays on 12/20/23 ï,— Decided to pass on the opportunity and did not sign an NDAï,— Re-confirmed decision to pass on 1/3/24 3

Transaction Financial Metrics

Analysis at Various Prices (Mgmt. Projections)

($ in millions, except per share)

Section			Margin	Unaffected Price[1]	Current Price	Aqua Offer #1 11/22/23	Aqua Offer #2 12/4/23	Aqua Offer #3 1/10/24	Aqua Offer #4 2/5/24	Aqua Offer #5 3/15/24	Aqua Offer #6 3/20/24
Summary Value	**Purchase Price per Share**			**$21.79**	**$31.64**	**$24.00**	**$28.80**	**$31.15**	**$33.60**	**$33.65**	**$34.00**
	Premium to Price on Offer Date			-	-	*23%*	*28%*	*26%*	*36%*	*54%*	*19%*
	Premium to Unaffected Price (03/15/24)			-	*45%*	*10%*	*32%*	*43%*	*54%*	*54%*	*56%*
	Fully Diluted Shares O/S			149.7	150.3	149.7	150.1	150.2	150.4	150.4	150.4
	Total Diluted Equity Value			**$3,261**	**$4,755**	**$3,594**	**$4,321**	**$4,680**	**$5,054**	**$5,061**	**$5,115**
	Plus: Total Debt (12/31/23)[2]			$1,287	$1,287	$1,287	$1,287	$1,287	$1,287	$1,287	$1,287
	Plus: Noncontrolling Interests			18	18	18	18	18	18	18	18
	Less: Cash and Marketable Securities (12/31/23)[3]			(140)	(140)	(140)	(140)	(140)	(140)	(140)	(140)
	Total Enterprise Value			**$4,426**	**$5,920**	**$4,758**	**$5,486**	**$5,845**	**$6,218**	**$6,226**	**$6,279**
Premiums	**Premiums Analysis:**										
	Current Price	$31.64		(31%)	-	(24%)	(9%)	(2%)	6%	6%	7%
	30-Day VWAP[4]	$24.75		(12%)	28%	(3%)	16%	26%	36%	36%	37%
	90-Day VWAP[4]	$22.70		(4%)	39%	6%	27%	37%	48%	48%	50%
	52-Week High (04/13)	$43.77		(50%)	(28%)	(45%)	(34%)	(29%)	(23%)	(23%)	(22%)
	52-Week Low (10/27)	$13.35		63%	137%	80%	116%	133%	152%	152%	155%
Multiples	**Multiples Analysis[5]:**										
	Excl. Interest Revenue from Seg. Funds		Margin								
	CY 2023A Adj. EBITDA	$434	37%	10.2x	13.6x	11.0x	12.6x	13.5x	14.3x	14.3x	14.5x
	CY 2024E Adj. EBITDA	$474	34%	9.3x	12.5x	10.0x	11.6x	12.3x	13.1x	13.1x	13.2x
	Incl. Interest Revenue from Seg. Funds		Margin								
	CY 2023A Adj. EBITDA	$437	37%	10.1x	13.5x	10.9x	12.5x	13.4x	14.2x	14.2x	14.4x
	CY 2024E Adj. EBITDA	$488	35%	9.1x	12.1x	9.8x	11.2x	12.0x	12.7x	12.8x	12.9x

Sources: Company filings, Neon Management Plan, FactSet. Market data as of 3/28/2024. Note: "Management Projections" derived directly from Neon Management Plan provided on 3/29/2024. Neon share price data pulled in USD from FactSet using ticker "NVEI-CA", which represents the TSX share price in CAD converted to USD. (1) Unaffected share price of $21.79 reflects Neon's closing price on 3/15/2024, the last day prior to mainstream media reports regarding a possible sale transaction. (2) Total debt consists of $1,275mm of Term Loan and $12mm of Lease Liabilities. (3) Pro forma cash balance reflects 12/31/2023 cash of $170mm less $30mm of cash paid for the acquisition of Till. (4) 30-Day and 90-Day VWAPs from 3/15/2024, the last day prior to mainstream media reports regarding a possible sale transaction. (5) EBITDA figures denoted as excl. interest revenue do not include the impact of interest revenue from segregated funds.

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Overview of Company Performance and Management Plan

Neon Trading Performance Since IPO

Neon Stock Price Performance Since IPO


$ Share Price
Covid
Market Correction & Short-Seller Report
$150
$120
$90
$60
$30
$0
IPO: $26.00
Acquired Smart2Pay
Acquired Base Commerce
3Q20 Earnings
FY20 Earnings
Acquired Mazooma
1Q21 Earnings
Acquired Paymentez
Acquired Simplex
2Q21 Earnings
Nasdaq IPO 10/05/2021 at $123.14
3Q21 Earnings
Short-seller report
FY21 Earnings
1Q22 Earnings
2Q22 Earnings
3Q22 Earnings
Acquired Paya
FY22 Earnings
1Q23 Earnings
2Q23 Earnings
3Q23 Earnings
Possible Sale Leaked in Media
4Q23 Earnings
52W High: $43.77
$31.64
52W Low: $13.35
Sep-20
May-21
Feb-22
Oct-22
Jul-23
Mar-24
Earnings Releases
Acquisitions
Media Leak

($ in millions, except per share data)

Market Statistics	
Unaffected Price (03/15/24)[1]	$21.79
52-Week High (04/13/23)	$43.77
52-Week Low (10/27/23)	$13.35
Basic Shares	139.6
Plus Dilutive Shares	10.1
Diluted Shares	149.7
Equity Value	$3,261
Less Cash	(140)
Plus Debt[2]	1,305
Enterprise Value	$4,426

	30 Dav Avg.	1 Year Avg.	2 Year Avg.	3 Year Avg.	52 Week High	52 Week Low
Share Price	$24.43	$26.41	$32.35	$49.41	$43.77	$13.35
% Prem. / (Disc.) to Unaffected Price ($21.79) [1]	*12%*	*21%*	*49%*	*127%*	*101%*	*(39%)*

Source: FactSet, Company filings, Neon Management Plan. Market data as of 3/28/2024. Note: "Management Projections" derived directly from Neon Management Plan provided on 3/29/2024. Neon share price data pulled in USD from FactSet using ticker "NVEI-CA", which represents the TSX share price in CAD converted to USD. (1) Unaffected share price of $21.79 reflects Neon's closing price on 3/15/2024, the last day prior to mainstream media reports regarding a possible sale transaction. Averages reflect the respective time periods prior to the unaffected date. (2) "Debt" includes NCI of $18mm.

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Historical Performance vs Comparables

Indexed Share Price Since IPO



400%
300%
200%
100%
0%
Sep-20
Dec-20
Mar-21
Jul-21
Oct-21
Jan-22
Apr-22
Jul-22
Nov-22
Feb-23
May-23
Aug-23
Nov-23
Mar-24
157%
86%
64%

Annual Returns	Neon	Peers
2020	79%	18%
2021	6%	(23%)
2022	(61%)	(32%)
2023	4%	10%
2024 YTD	(17%)	13%
2020 to Current(2)	(36%)	(14%)

EV / NTM EBITDA Multiples Since IPO(1)



65.0.x
50.0.x
35.0.x
20.0.x
5.0.x
Sep-20
Dec-20
Mar-21
Jul-21
Oct-21
Jan-22
Apr-22
Jul-22
Nov-22
Feb-23
May-23
Aug-23
Nov-23
Mar-24
Neon
Peers
SP 500

Average	Neon (Consensus)	Peers
2020	33.3x	17.5x
2021	35.6x	16.1x
2022	14.0x	11.4x
2023	9.8x	10.4x
2024 YTD	8.6x	11.0x
2020 to Current(2)	20.2x	12.9x

Source: FactSet, Wall Street research. Market data as of 3/28/2024. Note: Neon share price data pulled in USD from FactSet using ticker "NVEI-CA", which represents the TSX share price in CAD converted to USD. Peer group reflects the median of the following peers: Adyen, Corpay, dLocal, FIS, Fiserv, Global Payments, i3 Verticals, Paysafe, Repay, Shift4. Neon market data from 3/18/2024 through 3/28/2024 assumed to be equal to 3/15/2024, Shift4 market data from 12/14/2023 through 3/28/2024 assumed to be equal to 12/13/2023, Repay market data from 3/12/2024 through 3/28/2023 assumed to be equal to 3/11/2024, the last unaffected days before acquisition rumors, for purposes of unaffected price analysis. (1) Neon NTM EBITDA multiples based on Consensus estimates per FactSet. Values greater than 75.0x or less than 0.0x are considered "NM". (2) From 9/17/2020 to 3/28/2024.

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Overview of Neon’s Management Plan Historical Financials and Management Projections Organic Revenue Growth(1) CAGR ($USD in mm) CY21A CY22A CY23A CY24E CY25E CY26E CY27E CY28E Target: ‘23-‘28 15-20% Growth in Medium Term Pro Forma Revenue (Excl. Interest Revenue from Seg. Funds) $1,134 $1,256 $1,384 $1,593 $1,843 $2,128 $2,461 14% % Growth 11% 10% 15% 16% 15% 16% 15% Reported Revenue (Excl. Interest Revenue from Seg. Funds) $725 $843 $1,187 $1,384 $1,593 $1,843 $2,128 $2,461 16% 14% % Growth 93% 16% 41% 17% 15% 16% 15% 16% Interest Revenue from Seg. Funds $3 $14 $9 $8 $7 $6 % Growth 333% (31%) (17%) (14%) (16%) Pro Forma Revenue (Incl. Interest Revenue from Seg. Funds) $1,134 $1,259 $1,397 $1,602 $1,850 $2,135 $2,467 14% % Growth 11% 11% 15% 15% 15% 16% ‘23A—‘28E CAGR ‘24E—‘28E CAGR Reported Revenue (Incl. Interest Revenue from Seg. Funds) $725 $843 $1,190 $1,397 $1,602 $1,850 $2,135 $2,467 16% % Growth 93% 16% 41% 17% 15% 15% 15% 16% Adj. EBITDA Margin(3) Total Cost of Sales (171) (223) (275) (333) (396) (471) (558) % Reported Revenue 20% 19% 20% 21% 21% 22% 23% Target: Gross Profit $577 $672 $967 $1,122 $1,269 $1,454 $1,664 $1,908 15% 50%+ Adj. EBITDA Margin in Long-Term % Margin (Reported Revenue) 80% 80% 81% 80% 79% 79% 78% 77% Commissions (113) (222) (279) (299) (333) (363) (386) 44% % Reported Revenue 13.4% 18.6% 20.0% 18.7% 18.0% 17.0% 15.6% 37% 35% % Reported B2B & SMB Revenue 47.4% 45.2% 46.5% 46.1% 47.2% 47.9% 47.2% Employee Compensation (155) (204) (235) (253) (269) (286) (304) % Reported Revenue 18.4% 17.2% 16.8% 15.8% 14.5% 13.4% 12.3% Other OpEx (2) (52) (103) (120) (123) (127) (131) (136) % Reported Revenue 6.2% 8.7% 8.6% 7.7% 6.9% 6.2% 5.5% ‘23A ‘24E ‘28E Adj. EBITDA (Incl. Interest Revenue from Seg. Funds) $317 $351 $437 $488 $594 $725 $884 $1,083 % Margin (Reported Revenue) 44% 42% 37% 35% 37% 39% 41% 44% % Growth 11% 24% 12% 22% 22% 22% 23% Capex % of Revenue(4) Adj. EBITDA (Excl. Interest Revenue from Seg. Funds) $317 $351 $434 $474 $584 $717 $877 $1,078 20% % Margin (Reported Revenue) 44% 42% 37% 34% 37% 39% 41% 44% Target: % Growth 11% 24% 9% 23% 23% 22% 23% 4-6% Capex as % of Rev. in Medium Term CapEx 27 48 55 83 96 111 128 148 % Reported Revenue 4% 6% 5% 6% 6% 6% 6% 6% Commission Buyouts 25 30 35 40 6% 6% % Reported Revenue 2% 2% 2% 2% 5% Adj. EBITDA (Incl. Interest Revenue)—Capex—Buyouts $303 $382 $405 $473 $584 $721 $895 19% % Conversion 86% 88% 85% 81% 81% 82% 83% Memo: Change in NWC Impact on FCF $22 ($11) ($12) ($25) ($33) ($39) ($45) ($49) D&A $91 $101 $136 $150 $172 $200 $236 $256 % Reported Revenue 13% 12% 11% 11% 11% 11% 11% 10% ‘23A ‘24E ‘28E SBC $53 $139 $135 $117 $95 $97 $106 $116 % Reported Revenue 7% 16% 11% 8% 6% 5% 5% 5% Source: Company filings, Neon Management Plan. Note: “Management Projections” derived directly from Neon Management Plan provided on 3/29/2024. Management Medium and Long-Term targets as of 6-K filed on 3/5/2024. (1) Based on Pro Forma Revenue Including Interest Revenue from Seg. Funds. (2) Other OpEx includes professional fees, transaction losses (recoveries), contingent consideration adjustments, other expenses and Adj. EBITDA addbacks, and excludes D&A and SBC. (3) Includes Interest Revenue from Seg. Funds, excludes SBC. (4) Based on Reported Revenue including Interest Revenue from Seg. Funds. 7

Neon: Management Plan vs Consensus Estimates

Management Plan vs. Wall Street Consensus Estimates

($ millions)	Management Plan			Consensus Estimates (3/15/24)			Delta vs. Consensus		
	CY23A	CY24E	CY25E	CY23A	CY24E	CY25E	CY23A	CY24E	CY25E
Reported Revenue (Incl. Interest Revenue from Seg. Funds)	$1,190	$1,397	$1,602	$1,190	$1,367	$1,586		$30	$16
% Organic Growth / % Delta	*11%*	*11%*	*15%*	*11%*	*11%*	*16%*		*0%*	*(1%)*
Adj. EBITDA (Incl. Interest Revenue from Seg. Funds)	$437	$488	$594	$437	$497	$598		($9)	($4)
% Margin / % Delta	*37%*	*35%*	*37%*	*37%*	*36%*	*38%*		*(1%)*	*(1%)*
Adj. EBITDA (Excl. Interest Revenue from Seg. Funds)	$434	$474	$584	$437	$497	$598		($22)	($14)
% Margin / % Delta	*37%*	*34%*	*37%*	*37%*	*36%*	*38%*		*(2%)*	*(1%)*
Total CapEx(1)	($55)	($83)	($96)	($55)	($72)	($76)		($11)	($20)
% Revenue / % Delta	*5%*	*6%*	*6%*	*5%*	*5%*	*5%*		*1%*	*1%*
Adj. EBITDA (Incl. Interest Revenue from Seg. Funds) **- CapEx - Buyouts**(1)	$382	$405	$473	$382	$424	$522		($20)	($49)
% Conversion / % Delta	*87%*	*83%*	*80%*	*87%*	*85%*	*87%*		*(2%)*	*(8%)*
% Margin / % Delta	*32%*	*29%*	*30%*	*32%*	*31%*	*33%*		*(2%)*	*(3%)*

Source: Company filings, Neon Management Plan, FactSet, Wall Street research. Neon estimates as of 3/15/2024, the last day prior to mainstream media reports regarding a possible sale transaction. Note: "Management Projections" derived directly from Neon Management Plan provided on 3/29/2024. Wall Street Estimates do not break out inclusion versus exclusion of interest revenue from segregated funds, thus a single consensus Revenue and EBITDA was utilized for each year in comparison. (1) Management Plan "Total CapEx" includes acquisition of property & equipment and acquisition of intangible assets but excludes commission buyout outflows for the purposes of a "like-for-like" comparison with Wall Street Consensus Estimates.

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Perspectives on Valuation

Impact to Valuation from Process Diligence Market Price Update – Neon Share Price of $21.79 on 3/15/24(1) Mgmt. Forecast Finalized to Account for Latest Long-Range Plan Roll Forward of Capital Structure (PF for Till Acquisition) to 12/31/23 and FDSO to 2/29/24 Revision to SBC and Intangibles Amortization Tax Deductibility / Impact Weighting of Various Comparables Based on a Detailed Review of Information Made Available by the Company (See Next Page) Note: Neon share price data pulled in USD from FactSet using ticker “NVEI-CA”, which represents the TSX share price in CAD converted to USD. (1) Unaffected share price of $21.79 reflects Neon’s closing price on 3/15/2024, the last day prior to mainstream media reports regarding a possible sale transaction. 9

Approaches to Trading and Transaction Multiples Trading Multiples Transaction Multiples Differentiate between “business” and “valuation” Focus on businesses with similar financial profile and comparables end-market exposure Focus on businesses with similar financial profile and Considers impact from market cycles end-market exposure 18.0x 18.0x 16.0x 16.0x of (0.5x) 16.0x of (0.5x) 14.0x 14.0x 13.0x 12.5x 12.0x 11.5x 11.0x of of (2.0x) (1.0x) 10.5x 9.5x 9.5x 8.5x of of (1.0x) (1.0x) Unadjusted Adjusted Unadjusted Adjusted Unadjusted Adjusted Unadjusted Adjusted CY2023 CY2024 LTM NTM Note: Trading and transaction multiples reflect Adj. EBITDA multiples. 10

Neon Valuation Summary Price per Share Assumptions Unaffected SP: $21.79(1) Aqua Bid #6: $34.00 Selected Trading Comps: Comparable Companies 9.5x – 12.0x CY23A Adj. EBITDA of $434mm CY2023A EBITDA $20.07 $27.27 8.5x – 11.0x CY24E Adj. EBITDA of $474mm CY2024E EBITDA $19.45 $27.32 Precedent Transactions: Precedent Transactions 14.0x – 18.0x CY23A Adj. EBITDA of $434mm 13.0x – 16.0x CY24E Adj. EBITDA of $474mm Valuation CY2023A EBITDA $32.97 $44.35 CY2024E EBITDA $33.54 $42.87 Discounted Cash Flow (5-Year): Exit LTM EBITDA multiple of 9.5x – 12.0x Discount rate of 13.5% – 15.0% Discounted Cash Flow $33.36 $45.25 LBO: Exit LTM EBITDA multiple of 9.5x – 12.0x LBO $27.35 $39.65 Net Leverage of 5.0x – 5.5x 20 – 25% Target IRR Premiums Paid (Current(1)) $27.23 $32.68 Premiums Paid: Premiums Paid (52W High) $35.02 $48.15 25 – 50% premium to unaffected share price(1) Reference of $21.79 Analyst Price Target(2) $27.00 Med: $30.00 $40.00 (20) – 10% premium to 52W High of $43.77 52 Week Range $13.35 Avg: $26.41 $43.77 Interest Revenue from Segregated Funds: Share Price $0 $20 $40 $60 Approximately $0.28 per share (valued using Prem. (Disc.) to Unaffected Price(1) (100%) (8%) 84% 175% discounted cash flows) Enterprise Value(3) $1,165 $4,157 $7,195 $10,253 Added to trading comps, transaction comps, EV / CY23 EBITDA 2.7x 9.6x 16.6x 23.6x DCF and LBO EV / CY24 EBITDA 2.5x 8.8x 15.2x 21.6x Source: Company information, Neon Management Plan, Wall Street research, FactSet. Note: “Management Projections” derived directly from Neon Management Plan provided on 3/29/2024. EBITDA figures and EV / EBITDA multiples do not include the impact of interest revenue from segregated funds. Neon share price data pulled in USD from FactSet using ticker “NVEI-CA”, which represents the TSX share price in CAD converted to USD. (1) Unaffected share price of $21.79 reflects Neon’s closing price on 3/15/2024, the last day prior to mainstream media reports regarding a possible sale transaction. (2) Analyst Price Targets based on 18 Wall Street analyst price targets. (3) Net debt consists of $1,275mm of Term Loan, $12mm of Lease Liabilities, $18mm of NCI and pro forma cash of $140mm, reflecting the 12/31/23 cash balance of $170mm less $30mm of cash paid for the acquisition of Till. 11

Benchmarking Operating and Valuation Metrics

	Company	CY24E Revenue Growth	CY23E	CY24E EBITDA Margin	CY23E	EV / CY24E EBITDA	1-Yr NTM Average[6]	EV / CY23E EBITDA	1-Yr LTM Average[6]
	Neon[1] (Mgmt.)	11%	11%	35%	37%	9.1x / 9.3x[5]	NA	10.1x / 10.2x[5]	NA
	Neon[1] (Wall Street)	10%	11%	36%	37%	8.9x	9.4x	10.1x	11.7x
Business Comps	dLocal	37%	55%	28%	31%	16.7x	15.6x	20.7x	21.2x
Business Comps	Adyen	25%	26%	48%	46%	44.6x	33.3x	58.3x	42.1x
Business Comps	Shift4[2]	24%	26%	48%	46%	11.6x	12.2x	15.0x	16.6x
Business + Valuation Comps	Corpay	9%	10%	54%	53%	12.8x	10.7x	14.3x	11.9x
Business + Valuation Comps	Repay[3]	8%	10%	44%	43%	9.6x	7.7x	10.7x	8.3x
Business + Valuation Comps	Fiserv	8%	8%	46%	46%	13.4x	11.9x	14.5x	12.9x
Business + Valuation Comps	i3 Verticals	7%	14%	28%	27%	11.1x	10.3x	12.3x	11.8x
Business + Valuation Comps	Global Payments	7%	7%	50%	50%	11.2x	10.2x	12.0x	11.1x
Business + Valuation Comps	Paysafe	6%	7%	28%	29%	7.0x	6.4x	7.3x	7.1x
Business + Valuation Comps	FIS[4]	3%	1%	41%	40%	12.1x	10.1x	12.6x	10.1x
	Overall Median	8%	10%	45%	44%	11.8x	10.5x	13.4x	11.9x
	Business + Valuation Median	7%	8%	44%	43%	11.2x	10.2x	12.3x	11.1x

Source: FactSet, Company filings, Neon Management Plan. Market data as of 3/28/2024, except Neon, Repay and Shift4, whose market data is as of 3/15/2024, 3/11/2023 and 12/13/2023, respectively, the last unaffected days prior to acquisition rumors. Note: "Management Projections" derived directly from Neon Management Plan provided on 3/29/2024. (1) Revenue and EBITDA figures include the impact of interest revenue from seg. funds. PF revenue growth adjusted for Paya and Till acquisitions. PF cash balance reflects 12/31/2023 cash of $170mm less $30mm of cash paid for the acquisition of Till. (2) Shift4 revenue growth, EBITDA margin and multiples based on CY22, CY23 and CY24 rev. and EBITDA figures PF for full year contribution from Finaro, SpotOn and Focus POS acquisitions; CY23 contribution calc'd by annualizing full-quarter Q4 rev. and EBITDA contribution; CY22 contribution implied using Finaro, SpotOn and Focus POS CY23 growth rates of 15%, 20% and 20%, respectively. (3) EV excludes $186mm TRA disclosed 12/31/2023. Organic growth based on PF rev. disclosed by Repay which had all acquisitions occur on Jan. 1, 2020 and adj. for Blue Cow divestiture. (4) Reflects RemainCo excluding contribution from Worldpay; cash balance includes $12.8bn net cash proceeds from Worldpay transaction per 9/30/23 PF balance sheet in FIS' 8-K EX-99.2 filed on 2/1/2024. (5) Reflects EBITDA multiples excluding the impact of interest revenue from segregated funds. (6) Reflects the 1-yr avg. of multiples based on Consensus estimates per FactSet from 3/28/2024, except Neon, Repay and Shift4, whose time periods reflects the 1-yr preceding their respective unaffected dates.

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Select Precedent Transactions

Select Precedent Transactions

Post Market Peak

Announced Date	Acquiror	Target	Enterprise Value	NTM / LTM Rev. Growth	EBITDA Margin LTM	EBITDA Margin NTM	Enterprise Value Multiple: Revenue LTM	Revenue NTM	EBITDA LTM	EBITDA NTM
07/05/2023	GTCR[1]	Worldpay	$17,500	3%	38%	38%	3.7x	3.6x	9.8x	9.5x
06/09/2023	Brookfield	Network International Holdings	$3,133	13%	42%	42%	6.6x	5.9x	16.0x	13.9x
01/09/2023	Nuvei	Paya	$1,354	11%	26%	27%	4.8x	4.3x	18.3x	16.2x
10/28/2022	Sixth Street / BGH Capital	Pushpay	$1,034	14%	28%	23%	4.9x	4.3x	17.4x	18.3x
08/01/2022	GPN	EVO Payments	$4,133	10%	36%	37%	7.8x	7.0x	21.4x	19.2x
04/22/2021	Deluxe	First American Payments Systems	$960	NA	21%	NA	3.3x	NA	15.6x	NA
11/02/2020	Nexi[2]	Nets	$9,231	9%	36%	40%	7.4x	6.8x	20.4x	17.3x
10/05/2020	Nexi	SIA	$6,294	5%	39%	39%	7.8x	7.4x	19.8x	18.8x
02/03/2020	Worldline	Ingenico	$10,055	5%	21%	21%	3.1x	3.0x	15.0x	14.0x
05/28/2019	Global Payments	Total System Services	$24,933	6%	34%	35%	6.1x	5.8x	17.8x	16.6x
05/22/2019	Nuvei	SafeCharge International	$755	10%	27%	28%	5.5x	4.9x	20.3x	17.6x
03/18/2019	FIS	Worldpay	$42,836	9%	48%	50%	10.9x	10.0x	22.6x	20.0x
01/16/2019	Fiserv	First Data	$39,464	3%	38%	39%	4.5x	4.4x	12.0x	11.4x
04/12/2018	Paysafe Group Plc	iPayment Holding	$955	NA	NA	NA	NA	NA	8.8x	NA
12/18/2017	Total System Services	Cayan	$1,050	1%	30%	29%	7.0x	6.9x	23.3x	23.9x
09/25/2017	Hellman & Friedman	Nets	$6,467	4%	36%	37%	5.3x	5.1x	14.8x	13.9x
07/21/2017	CVC / Blackstone Group	Paysafe Group	$4,057	15%	31%	30%	3.9x	3.4x	12.5x	11.2x
07/04/2017	Vantiv	Worldpay Group	$11,994	15%	42%	42%	7.8x	6.8x	18.5x	16.0x
05/29/2017	First Data	CardConnect	$719	18%	23%	24%	4.4x	3.7x	19.0x	15.4x
		1st Quartile		**5%**	**27%**	**28%**	**4.4x**	**4.3x**	**14.9x**	**13.9x**
		Median		**9%**	**35%**	**37%**	**5.4x**	**5.1x**	**17.8x**	**16.2x**
		Mean		**9%**	**33%**	**34%**	**5.8x**	**5.5x**	**17.0x**	**16.1x**
		3rd Quartile		**13%**	**38%**	**39%**	**7.3x**	**6.8x**	**20.1x**	**18.3x**
		Post Market Peak Mean		**10%**	**33%**	**33%**	**5.0x**	**4.5x**	**15.4x**	**14.5x**

Source: FactSet, Dealogic, Merger Market, Company filings, Wall Street Research. Note: Statistics include estimates where applicable. (1) GTCR/Worldpay EV excludes contingent consideration; EBITDA inclusive of estimated dis-synergies and previously unallocated corporate & other costs. (2) Multiples based on calendarized "Reported" metrics disclosed by Nexi.

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DCF Analysis (Management Plan)

Discounted Cash Flow Analysis[1]

($ in millions)	Historicals		Management Estimates					'23-'28
	CY22A	CY23A	CY24E	CY25E	CY26E	CY27E	CY28E	CAGR
Reported Revenue	**$843**	**$1,187**	**$1,384**	**$1,593**	**$1,843**	**$2,128**	**$2,461**	*16%*
% Growth	*16%*	*41%*	*10%*	*15%*	*16%*	*15%*	*16%*	
Adj. EBITDA	**$351**	**$434**	**$474**	**$584**	**$717**	**$877**	**$1,078**	*20%*
% Margin	*42%*	*37%*	*34%*	*37%*	*39%*	*41%*	*44%*	
% Growth	*11%*	*24%*	*9%*	*23%*	*23%*	*22%*	*23%*	
Less: Tax Amortization of Acquired Intangibles	($84)	($102)	($67)	($67)	($65)	($63)	($52)	
Less: Depreciation and Other Amortization	($18)	($35)	($42)	($64)	($92)	($128)	($148)	
EBIT	**$250**	**$298**	**$366**	**$454**	**$561**	**$686**	**$878**	*24%*
Less Taxes (25%)	(62)	(74)	(92)	(113)	(140)	(172)	(219)	
NOPAT	**$187**	**$223**	**$275**	**$340**	**$420**	**$515**	**$658**	*24%*
Plus: Amortization of Acquired Intangibles			67	67	65	63	52	
Plus: Depreciation and Other Amortization			42	64	92	128	148	
Less: SBC			(117)	(95)	(97)	(106)	(116)	
Less: CapEx and Commission Buyouts			(83)	(121)	(141)	(163)	(188)	
Less: Change in NWC			(25)	(33)	(39)	(45)	(49)	
UFCF (Excl. Interest Revenue from Seg. Funds)			**$158**	**$223**	**$301**	**$392**	**$506**	

Equity Value Build

@ 10.75x Exit LTM EBITDA Mult. / 14.25% WACC

	$	Per Share	%
PV of UFCF	$1,069	$7.10	15%
PV of TV	5,950	39.49	84%
PV of Interest Rev.	42	0.28	1%
EV	**$7,062**	**$46.86**	**100%**
Net Debt[3]	(1,165)	(7.73)	
Equity Value	**$5,897**	**$39.13**	
Implied EV / CY24E EBITDA	**14.9x**		

Sensitivity Analysis[2]

Implied Enterprise Value

WACC \ LTM EBITDA Mult	9.5x	10.8x	12.0x
13.50%	$6,566	$7,281	$7,996
14.25%	$6,370	$7,062	$7,754
15.00%	$6,181	$6,851	$7,521

Implied Perpetuity Growth Rate

WACC \ LTM EBITDA Mult	9.5x	10.8x	12.0x
13.50%	8.2%	8.8%	9.2%
14.25%	8.9%	9.5%	10.0%
15.00%	9.6%	10.2%	10.7%

Implied EV / CY 24E EBITDA

WACC \ LTM EBITDA Mult	9.5x	10.8x	12.0x
13.50%	13.8x	15.3x	16.9x
14.25%	13.4x	14.9x	16.3x
15.00%	13.0x	14.4x	15.9x

Implied Share Price

WACC \ LTM EBITDA Mult	9.5x	10.8x	12.0x
13.50%	$35.88	$40.57	$45.25
14.25%	$34.60	$39.13	$43.67
15.00%	$33.36	$37.75	$42.14

Source: Company information; Neon Management Plan. Note: "Management Projections" derived directly from Neon Management Plan provided on 3/29/2024. Revenue and EBITDA figures on do not include the impact of interest revenue from segregated funds. The equity value build includes the impact of interest revenue on segregated funds. Analysis utilizes fully diluted shares outstanding as of 2/29/2024. (1) Analysis conducted on Management projections; Pro forma growth for Paya and Till acquisitions reflected for CY24E. Excludes interest revenue from segregated funds. (2) The sensitivity analyses include the impact of interest revenue from segregated funds, except for the implied perpetuity growth rate, which does not include the impact of interest revenue from seg. funds. (3) Net debt consists of $1,275mm of Term Loan, $12mm of Lease Liabilities, $18mm of NCI and pro forma cash of $140mm, reflecting the 12/31/23 cash balance of $170mm less $30mm of cash paid for the acquisition of Till.

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Appendices

Overview of Neon's Management Plan by Revenue Segment

Historical Financials and Management Projections

($USD mm)	CY22A	CY23A[1]	CY24E	CY25E	CY26E	CY27E	CY28E	CAGR '23-'28
Global Commerce	$604	$692	$783	$943	$1,137	$1,370	$1,644	*19%*
% Growth		*15%*	*13%*	*21%*	*21%*	*21%*	*20%*	
B2B, Government & ISV	$205	$246	$292	$350	$420	$485	$557	*18%*
% Growth		*20%*	*19%*	*20%*	*20%*	*16%*	*15%*	
SMB	$325	$320	$308	$299	$286	$273	$261	*(4%)*
% Growth		*(1%)*	*(4%)*	*(3%)*	*(5%)*	*(5%)*	*(5%)*	
Interest Revenue from Seg. Funds		*$3*	*$14*	*$9*	*$8*	*$7*	*$6*	
% Growth			*333%*	*(31%)*	*(17%)*	*(14%)*	*(16%)*	
Pro Forma Revenue (Incl. Interest Revenue from Seg. Funds)[2]	**$1,134**	**$1,259**	**$1,397**	**$1,602**	**$1,850**	**$2,135**	**$2,467**	*14%*
% Growth		*11%*	*11%*	*15%*	*15%*	*15%*	*16%*	
Pro Forma Revenue (Excl. Interest Revenue from Seg. Funds)[2]	**$1,134**	**$1,256**	**$1,384**	**$1,593**	**$1,843**	**$2,128**	**$2,461**	*14%*
% Growth		*11%*	*10%*	*15%*	*16%*	*15%*	*16%*	
Global Commerce	$604	$693	$783	$943	$1,137	$1,370	$1,644	*19%*
% Growth		*15%*	*13%*	*21%*	*21%*	*21%*	*20%*	
B2B, Government & ISV	$4	$190	$292	$350	$420	$485	$557	*24%*
% Growth		*4770%*	*54%*	*20%*	*20%*	*16%*	*15%*	
SMB	$235	$307	$308	$299	$286	$273	$261	*(3%)*
% Growth		*31%*	*1%*	*(3%)*	*(5%)*	*(5%)*	*(5%)*	
Reported Revenue (Incl. Interest Revenue from Seg. Funds)	**$843**	**$1,190**	**$1,397**	**$1,602**	**$1,850**	**$2,135**	**$2,467**	*16%*
% Growth	*16%*	*41%*	*17%*	*15%*	*15%*	*15%*	*16%*	
Reported Revenue (Excl. Interest Revenue from Seg. Funds)	**$843**	**$1,187**	**$1,384**	**$1,593**	**$1,843**	**$2,128**	**$2,461**	*16%*
% Growth	*16%*	*41%*	*17%*	*15%*	*16%*	*15%*	*16%*	

Source: Company filings, Neon Management Plan. Note: "Management Projections" derived directly from Neon Management Plan provided on 3/29/2024. (1) 2023A split contribution by channel already incorporates interest revenue from segregated funds. This interest revenue for projected years is not already incorporated by channel split. (2) Includes contributions from Till (closed January 2024), assumes PF full year contribution from acquisitions as if acquisitions closed as of 1/1/2022.

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Weighted Average Cost of Capital Analysis

WACC Analysis

	Peer Betas (Mean)		Company Beta	
	Peer Capital Structure	Current Capital Structure	Peer Capital Structure	Current Capital Structure
Market Risk Premium (Rm-Rf)[1]	7.2%	7.2%	7.2%	7.2%
Multiply by: Levered Beta[2]	1.42	1.44	1.85	1.87
Unlevered Beta	1.11	1.11	1.44	1.44
Adjusted Market Risk Premium	10.2%	10.3%	13.2%	13.4%
Plus: Risk-free Rate of Return (Rf)[3]	4.5%	4.5%	4.5%	4.5%
Cost of equity (Ke)	14.6%	14.7%	17.7%	17.8%
Multiply by: E/(D+E)	72.7%	71.7%	72.7%	71.7%
Weighted Cost of Equity	**10.6%**	**10.6%**	**12.9%**	**12.8%**
Cost of debt (Kd)[4]	8.5%	8.5%	8.5%	8.5%
Tax Rate[5]	25.0%	25.0%	25.0%	25.0%
After-tax Cost of Debt	6.4%	6.4%	6.4%	6.4%
Multiply by D/(D+E), derived from D/E	27.3%	28.3%	27.3%	28.3%
Debt / Equity	37.6%	39.5%	37.6%	39.5%
Weighted Cost of Debt	**1.7%**	**1.8%**	**1.7%**	**1.8%**
WACC	**12.4%**	**12.4%**	**14.6%**	**14.6%**

Average: 13.5%

Peer Beta Benchmarking[2]

Company	Market Cap	Levered Beta	Unlevered Beta
Neon	**$3,261**	**1.87**	**1.44**
Adyen	$52,793	1.39	1.38
Corpay	22,917	1.17	0.95
dLocal	4,372	1.98	1.97
Fiserv	96,077	0.99	0.83
FIS	43,207	1.09	0.80
Global Payments	34,845	1.33	0.96
i3 Verticals	783	1.48	1.05
Paysafe	1,021	1.89	0.62
Repay	1,021	1.43	1.06
Shift4	5,759	1.81	1.45
Peer Mean	**$26,279**	**1.46**	**1.11**
Peer Median	**14,338**	**1.41**	**1.01**

Sources: Company filings, Kroll, Bloomberg. Market data as of 3/28/2024, except Neon, Repay and Shift4, whose market data is as of 3/15/2024, 3/11/2023 and 12/13/2023, respectively, the last unaffected days prior to acquisition rumors. Note: Peer capital structure based on median of equity value to total capitalization of peers. (1) Market risk premium reflects the arithmetic averages of long-horizon expected equity risk premium (historical) large company stock total returns minus long-term government bond income returns from 1926 to 2023, per Kroll. (2) Unlevered betas derived from raw weekly levered betas per Bloomberg for the 5-year historical period as of 3/28/2024, except Nuvei, Shift4 and Repay. Nuvei beta reflects the historical period of 10/5/2020 (US IPO) to 3/15/2024 (Unaffected Date), Repay beta reflects the historical period of 7/12/2019 (De-SPAC date) to 3/11/2024 (Unaffected Date), and Shift4 beta reflects the historical period of 12/12/2018 to 12/13/2023 (Unaffected Date). Peer levered beta reflects mean unlevered peer beta re-levered at the noted capital structure. (3) Yield on 20-yr U.S. Treasury yield as of 3/28/2024. (4) Illustrative cost of debt of Neon. (5) Reflects Neon's tax rate of 25% on projected basis.

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DCF Analysis of Interest Revenue from Segregated Funds

Discounted Cash Flow Analysis of Interest Revenue from Segregated Funds[1]

($ in millions)	Management Estimates					'24-'28
	CY24E	CY25E	CY26E	CY27E	CY28E	CAGR
Interest Revenue from Seg. Funds	**$14**	**$9**	**$8**	**$7**	**$6**	***(20%)***
% Growth	*333%*	*(31%)*	*(17%)*	*(14%)*	*(16%)*	
Less Taxes (25%)	(3)	(2)	(2)	(2)	(1)	
Tax-effected Interest Revenue from Seg. Funds	**$10**	**$7**	**$6**	**$5**	**$4**	***(20%)***

Equity Value Build

@ 1.5% Perp Growth Rate / 14.25% WACC

	$	**Per Share**	**%**
PV of Int. Rev.	$25	$0.17	59%
PV of TV	17	$0.11	41%
Interest Revenue Impact	**$42**	**$0.28**	**100%**

Sensitivity Analysis

Implied Share Price Impact

WACC	Perpetuity Growth Rate 0.0%	1.5%	3.0%
13.50%	$0.28	$0.29	$0.31
14.25%	$0.27	$0.28	$0.30
15.00%	$0.26	$0.27	$0.28

Terminal Value (PV) as % of Total Value

WACC	Perpetuity Growth Rate 0.0%	1.5%	3.0%
13.50%	40%	43%	46%
14.25%	38%	41%	44%
15.00%	36%	39%	42%

Total PV of Interest Revenue

WACC	Perpetuity Growth Rate 0.0%	1.5%	3.0%
13.50%	$42	$44	$47
14.25%	$40	$42	$45
15.00%	$38	$40	$42

Source: Company information; Neon Management Plan. Note: "Management Projections" derived directly from Neon Management Plan provided on 3/29/2024. Analysis utilizes fully diluted shares outstanding as of 2/29/2024. Per share impact based on static 150.43m fully diluted shares outstanding implied at $34.00 per share. (1) Analysis conducted on Management projections.

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Premiums Paid Analysis Based on 600+ technology transactions and 142 technology take-private transactions across the Americas, Europe, UK, Asia and Australia since 2018 Take Private Transactions in Payments Acquisition 1-day Unaffected % to 52-week Deal Ann. Date 52-Week High Unaffected Price Premium Premium High $23.00 10/23/2023 14% 23% 5% 42% 31% NZ$1.34 10/28/2022 13% 30% (30%) $9.50 9/28/2022 65% 65% (14%) $34.00 8/1/2022 24% 24% 0% (1%) 5-yr Median Recent PayTech (11%) Deals 5-yr Median Recent PayTech $11.00 2/15/2022 23% 50% (11%) Deals $57.00 12/17/2021 17% 42% 1% Take Private Transactions All Transactions Premiums vs. Unaffected date Premiums vs. 52 Week High Premiums vs. Unaffected date 16% 55% 3% 51% 45% (4%) 38% 34% 30% 24% (20%) 14% First Quartile Mean Median Third Quartile First Quartile Mean Median Third Quartile First Quartile Mean Median Third Quartile Source: FactSet. Market data as of 3/28/2024. Based on 652 technology transactions and 142 technology take-private transactions across the Americas, Europe, UK, Asia and Australia since 2018. Acquisition premium calculated based on offer price to trading prices one day prior to transaction unaffected date over 5-year period. Excludes all premiums >500. 18

Research Analyst Price Targets for Neon Neon Price Targets Post-Q4 FY23 Earnings Broker As Of(1) Rating Price Target Autonomous 3/6/2024 Buy $32.00 Barclays 3/8/2024 Buy $32.00 BMO 3/7/2024 Buy $28.00 BofA 3/6/2024 Buy $29.00 Canaccord Genuity 3/6/2024 Buy $40.00 CIBC 3/6/2024 Buy $34.00 Citi 3/7/2024 Hold $27.00 Goldman Sachs 3/6/2024 Hold $30.00 JP Morgan 3/6/2024 Buy $32.00 Keefe Bruyette and Woods 3/15/2024 Buy $31.00 National Bank 3/6/2024 Buy $30.00 Raymond James 3/6/2024 Buy $30.00 RBC 3/6/2024 Buy $34.00 Scotiabank 3/7/2024 Buy $35.00 Seaport 3/6/2024 Buy $29.00 UBS 3/6/2024 Buy $30.00 Wells Fargo 3/6/2024 Hold $27.00 William Blair(2) 3/17/2024 Buy NA Wolfe Research 3/6/2024 Buy $30.00 Max $40.00 Mean $31.11 Median $30.00 Min $27.00 Price Target Distribution 5 3 2 2 2 1 1 1 1 $27.00 $28.00 $29.00 $30.00 $31.00 $32.00 $34.00 $35.00 $40.00 Source: Wall Street research, FactSet. (1) Represents the earliest date post-Q4 Earnings at which Wall Street Research Analysts either reiterated or revised their respective price targets to current price targets. (2) Firm does not assign price targets. 19

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